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                                                                   Exhibit 99.C2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment to the Registration Statement of our report dated September 21, 2001 relating to the Statement of Net Assets of UBS PaineWebber Equity Trust, Value Select Ten Series 2001D, including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.

                                ERNST & YOUNG LLP

September 21, 2001
New York, New York